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                                                                   EXHIBIT 21.1




                               APACHE CORPORATION
                            LISTING OF SUBSIDIARIES

EXACT NAME OF SUBSIDIARY                                            JURISDICTION OF
AND NAME UNDER WHICH                                                INCORPORATION OR
SUBSIDIARY DOES BUSINESS                                            ORGANIZATION
______________________________________________________________________________________________

Apache Foundation                                                   Minnesota
Apache Gathering Company                                            Delaware
Apache Holdings, Inc.                                               Delaware
Apache International, Inc.                                          Delaware
         Apache Cote d'Ivoire, Inc.                                 Delaware
         Apache Oil Australia Pty Limited                           New South Wales, Australia
         Apache Oil Azerbaijan, Inc.                                Delaware
         Apache Oil Congo, Inc.                                     Delaware
         Apache Oil Java Sea, Inc.                                  Delaware
         Apache Oil Sumatra, Inc.                                   Delaware
         Apache Qarun Corporation LDC                               Cayman Islands
                 Apache Oil Egypt, Inc.                             Delaware
Apache Overseas, Inc.                                               Delaware
         Apache China Corporation LDC                               Cayman Islands
         Apache Cote d'Ivoire Petroleum LDC                         Cayman Islands
         Apache Darag Corporation LDC                               Cayman Islands
         Apache Faiyum Corporation LDC                              Cayman Islands
MW Petroleum Corporation                                            Colorado
         MWJR Petroleum Corporation                                 Delaware
Nagasco, Inc.                                                       Delaware
         Apache NGC, Inc.                                           Delaware
         Apache Marketing, Inc.                                     Delaware
         Apache Transmission Corporation - Texas                    Texas
         Apache Crude Oil Marketing, Inc.                           Delaware
         Nagasco Marketing, Inc.                                    Delaware
Apache Corporation (New Jersey)                                     New Jersey
Apache-Beals Corporation                                            New York
Apache Oil Corporation                                              Texas
Burns Manufacturing Company                                         Minnesota
Apache Bentu Limited                                                Oklahoma
Hadson Bunyu Limited                                                Oklahoma
Apache Energy Limited                                               Western Australia
         Apache Northwest Pty Ltd.                                  Western Australia
                 Petro Energy Limited                               New South Wales, Australia
         Apache Beagle Pty Ltd.                                     Western Australia
         Apache Carnarvon Pty Ltd.                                  Western Australia
         Apache Dampier Pty Ltd.                                    Western Australia
         Apache (WA 225) Pty Ltd.                                   Western Australia
Mid Equipment, Incorporated                                         Delaware
DEK Energy Company                                                  Delaware
         DEK Energy Texas, Inc.                                     Delaware
         DEK Equipment Leasing Corporation #2                       Delaware
         DEK Exploration Inc.                                       Delaware
         DEK Gas Marketing, Inc.                                    Delaware
         DEK International Sales Corporation                        Delaware
         DEK Petroleum Corporation                                  Illinois
                 Apache Canada Ltd.                                 Alberta, Canada
         DEPCO, Inc.                                                Texas
         Heinold Holdings, Inc.                                     Delaware
         Kishwaukee Development Corporation                         Illinois
         Western Cattle Systems, Inc.                               Delaware
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